UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2023

FATHOM DIGITAL MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39994	40-0023833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Walnut Ridge Drive

Hartland, WI 53029

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (262) 367-8254

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FATH	NYSE
Warrants to purchase Class A common stock	FATH.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

er next two years Expanded mid-volume production of existing program $1.7 million in 2021; expect $4-$8 million in 2022 orders Prototype with mid-volume production follow-on $4.5 million over three-month period New cross-sell of sheet metal low-volume production $450k in 2021; expect over $1.5 million in 2022 orders Prototype & low-volume production Global healthcare company Global semiconductor company Disruptive electric vehicle manufacturer Global leader in mobile robotics 1 2 3 4 5 6 Global leader in gas measurement instruments and technologies Leading subsea technology company $550K production order Expansion to higher volume production of existing program New Strategic Accounts Existing Strategic Accounts

Statement (preliminary unaudited) Repor

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023 (the “Effective Date”), Fathom Digital Manufacturing Corporation (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Richard Stump, the former Chief Commercial Officer of the Company and a named executive officer for the fiscal year ended December 31, 2022. Under the Consulting Agreement, Mr. Stump will serve as a Technical Consultant providing additive & advanced technology and digital strategy advising services, from the Effective Date until February 28, 2024 (the “Separation Date”). The Consulting Agreement supersedes Mr. Stump’s previously disclosed Separation Date of September 30, 2023.

In exchange for the consulting services, Mr. Stump will receive an hourly fee equal to $168 per hour, continued vesting of incentive equity awards, and eligibility to participate in the same employee benefits generally available to other peer employees.

Pursuant to the Consulting Agreement, Mr. Stump will be an at-will employee and either the Company or Mr. Stump may terminate the Consulting Agreement prior to the Separation Date by providing 10 days’ prior notice. The Consulting Agreement does not provide for any severance or other termination rights. Mr. Stump will continue to be subject to the restrictive covenants contained within the Company’s Executive Restrictive Covenant Agreement.

The foregoing description of the Consulting Agreement is a summary only and is qualified in its entirety by reference to its full text, a copy of which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1*	Consulting Agreeement between the Company and Richard Stump, effective August 4, 2023
104	Cover Page Interactive Data FIle (formatted as inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM DIGITAL MANUFACTURING CORPORATION

By:	/s/ Mark Frost
Name:	Mark Frost
Title:	Chief Financial Officer

Date: August 10, 2023